June 17, 2011

Audit Committee
Yuhe International, Inc.
301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China

This is to confirm that the client-auditor relationship between Yuhe International, Inc. (Commission File No. 001-34512) and Child, Van Wagoner & Bradshaw, PLLC has ceased.

Sincerely,

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

cc: Office of the Chief Accountant
7th Floor – Mail Stop #7561
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549